Member Audio/Web Conference May 1, 2018 Exhibit 99.1

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (the Bank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement. Cautionary Statement Regarding Forward-Looking Information

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Membership Update Kris Williams

First Quarter Highlights A strong quarter for the co-op, built on member activity $71.0 billion average advances $18.8 billion LCs at 3/31/18 Our business helps your business, and vice versa

Shareholder Cash Dividend + “Community Dividend” Customer Product & Service Usage Value of Membership Membership Value Proposition Stable Stock Value Financial Return Community Dividend Vibrant Bank Access to Liquidity Products and Services That Help Your Business

Stable Stock Value PAR FHLBank stock always trades at par – our goal at all times is to maintain a market value above par When market value is above par and a new advance is executed, the purchase of capital stock at par reduces the total market value of the FHLBank’s stock

Financial Return Return on equity has improved over the past four years and remains at a strong level 2017, 2016 and 2015 results were generated from member activity, whereas 2014 benefited from litigation gains A reliable dividend is important to membership value We anticipate maintaining similar rates for dividends paid in 2018 Membership Activity

Community Dividends First Front Door Now open – $11.8 million available for 2018 Don’t delay! Banking On Business Now open – $6 million available for 2018 $600,000 initial cap per member until August 31, then lifted if funding remains available Affordable Housing Program Opens June 18 – $30 million available for 2018

New Community Dividend in 2018: Grants to combat homelessness Those who are homeless Those at risk for becoming homeless Board commitment: $4.8 million in 2018 Partnering with state housing finance agencies Applications through members Coordination through Continuums of Care Look for it this summer!

Vibrant Bank FHLBank vibrancy is driven by member activity with the Bank Advances have seen significant growth The Mortgage Partnership Finance® (MPF ®) Program continues to grow year over year Increase in letter of credit users across the membership "Mortgage Partnership Finance” and "MPF" are registered trademarks of the Federal Home Loan Bank of Chicago

Access to Liquidity Attractive advance pricing depends on the FHLBank’s ability to raise attractively priced funding in the capital markets Current FHLBank funding spreads versus Treasuries remain tight across the curve when compared to the longer term average of spreads and very attractive beyond 5 years. The shape of the curve is favorable for term advances FHLBank floating-rate funding is currently pricing well relative to LIBOR

Our Business Helps Your Business Advances: Term Out Tuesday Recap Enables members to extend liabilities to counterbalance the risk of rising short-term rates 23 members took advantage of special rates during February/March 2018 Advance terms ranged from 18 months to 5 years Letters of credit for public deposits Widely accepted, safe alternative for securing public deposits Allows members to unencumber securities and optimize liquidity Products & Services Advances Mortgage Partnership Finance ® (MPF ® ) Program Bank Services Letters of Credit

Cash Dividends: a Business Perspective 35% Increase in your return 27bp Decrease in your all-in cost Example of a $5 million, 1-year advance with a rate of 2.43% and 4.00% capital stock investment 5.00% 6.75% Annualized activity stock dividend increased in 4Q17 2.43% 12-month interest expense 2.16% 12-month all-in cost Benefit of 27 bps

Member Audio/Web Conference May 1, 2018